SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 7, 2005 (September 6, 2005)

DYNEGY INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Illinois Delaware	1-15659 0-29311	74-2928353 94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

On September 6, 2005, Cogen Lyondell, Inc. (“CLI”), an indirect subsidiary of Dynegy Inc. (“Dynegy”) and Dynegy Holdings Inc. (DHI), and Lyondell Chemical Company (“LCC”) entered into the following agreements effective January 1, 2007: (1) Steam and Electric Power Sales Agreement (the “SEPSA”), (2) Site Services Agreement and (3) Amended and Restated Lease and Easement Agreement (collectively, the “2007 Agreements”). The 2007 Agreements will replace CLI’s existing Steam and Electric Power Services Agreement, which expires in accordance with its terms on December 31, 2006, and amends and restates the current Lease and Easement Agreement between CLI and LCC pertaining to the location of CLI’s Channelview, Texas cogeneration facility (the “Facility”).

Under the terms of the 2007 Agreements, the Facility will provide steam and electricity to meet the requirements for LCC’s adjacent facility (up to stated thresholds), which is expected to average 2,000,000 pounds per hour of steam and 70 MW of electricity. The initial term of the SEPSA is fifteen (15) years, subject to automatic rollover terms of two years each thereafter, through January 1, 2047, unless either party exercises its right to terminate upon three years’ notice. The initial terms of both the Amended and Restated Lease and Easement Agreement and the Site Services Agreement are twenty-five (25) years, subject to automatic two-year rollover periods thereafter, through January 1, 2047, unless CLI exercises its right to terminate upon three years’ notice to LCC. If the SEPSA were to be terminated, the Amended and Restated Lease Agreement and the Site Services Agreement would also be subject to termination upon ten years after the later of (i) the expiration of the initial term of the SEPSA, or (ii) the termination of the SEPSA.

In connection with the execution of the 2007 Agreements, DHI has agreed to guarantee payment and performance of CLI’s obligations (the “Guaranty”) under the 2007 Agreements for the benefit of LCC. DHI’s exposure under the Guaranty is limited to $50,000,000.

The foregoing description of the 2007 Agreements and the Guaranty and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the 2007 Agreements and the Guaranty.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the above transaction is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K. The information in the press release shall not be deemed to be incorporated by reference into the filings of Dynegy or DHI under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing. In addition, this Current Report on Form 8-K and the press release contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in the press release.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Exhibits:

Exhibit No.	Document

99.1	Press Release dated September 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC. (Registrant)

Dated: September 7, 2005	By:	/s/ CAROLYN M. CAMPBELL
	Name:	Carolyn M. Campbell
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Document

*99.1	Press Release dated September 6, 2005.

*	Furnished herewith.